EXHIBIT

                                      10.2


                               INDENTURE OF LEASE

     THIS INDENTURE OF LEASE, made on the 30 day of October 1997 by
THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA, a Pennsylvania not-for-profit corporation, with a notice address of 748 Franklin Building, 3451 Walnut Street, Philadelphia, PA 19104-6205 ("Landlord") and EAT AT JOE'S U. OF P., INC., a Pennsylvania corporation trading as EAT AT JOEIS, with a notice address at 1415 Route 70 East, Suite 412, Cherry Hill, NJ 08034, and an address for receipt of invoices at 1415 Route 70 East, Suite 412, Cherry Hill, NJ 08034 ("Tenant").



                                   WITNESSETH:

A. Premises.

     The Trustees of the University of Pennsylvania, a Pennsylvania not for profit corporation (the "Prime Landlord"), are the owners of a parcel of ground with the buildings and improvements thereon, located at the northwest comer of the intersection of 34th,and Walnut Streets, Philadelphia, Pennsylvania (the "Fee Owner's Property"). Pursuant to Lease dated as of July 1, 1985, the Prime Landlord, as landlord, leased to Landlord's predecessor, as tenant, certain portions (as shown on the plan attached hereto and made a part hereof as Exhibit "A") of the first floor of the mixed use retail/office building facility (the "Building") constructed on Fee Owner's Property, which portions are hereinafter called "Project". Said Lease, together with all amendments thereto and assignments thereof, current and future, is hereinafter referred to as the "Prime Lease". The Project as currently known as THE SHOPPES AT PENN).

     Landlord hereby leases to Tenant and Tenant hereby rents from Landlord the store premises (the "Premises") in the Building designated on Exhibit "A" hereto as Store Number FC- 9 . The Premises are measured and described by the following dimensions which are measured from the outside building lines of each wall of the Premises or, in the case of those walls separating the Premises from other stores in the Project or Building, from the center lines of such walls:

     Front:

     Depth:

     Total Area:          456 square feet

together with the right to the non-exclusive use in common with others entitled to use same of all such automobile parking areas, driveways, malls, courts, corridors, footways, loading facilities and other facilities as may be designated by Landlord from time to time, as more fully set forth in and subject to the terms and conditions of this Indenture of Lease and the Lease Agreement (hereinafter collectively referred to as "the Lease"), and to such reasonable rules and regulations for the use thereof as may be prescribed from time to time by the Landlord in accordance with Section 5.4 of the Lease.

                                       -1-








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     Tenant hereby  acknowledges  that this Lease is a sublease  under the Prime
Lease, and that Tenant's rights hereunder are subject to and limited by the provisions of the Prime Lease. Accordingly, notwithstanding anything herein to the contrary, Tenant agrees that Landlord shall not be obligated to do anything hereunder which it, as the tenant under the Pri 'me Lease, is prohibited from doing by the Prime Lease and that Landlord will not be obligated to refrain from doing any act hereunder if to refrain from so doing is prohibited by the Prime Lease or would result in Landlord's being in default thereunder. Furthermore, notwithstanding anything contained herein to the contrary, Landlord shall not be liable to Tenant for the performance or non-performance of Prime Landlord's obligations under the Prime Lease and it is intended that Tenant shall look solely to and hold the Prime Landlord responsible for the performance or non-performance of such obligations to the extent that such obligations are also
the  obligations  of  Landlord   hereunder  or  are  designated  herein  as  the
obligations of Prime Landlord. As to those matters that are the obligations of the Prime Landlord under the Prime Lease as set forth in the preceding sentence, Landlord shall, as its sole obligation with respect thereto, request performance of such obligations by Prime Landlord upon receipt of a written request from Tenant to do so and Landlord shall thereafter use reasonable efforts to obtain performance of the same by the Prime Landlord. Performance of such obligations by the Prime Landlord will be deemed performance by Landlord of such obligations hereunder.

B.       Length of Term.

     The Original Term (defined herein) and Tenant's obligation to pay rent and occupy the Premises in accordance with the terms of the Lease shall commence on the earlier of the following dates (such earlier date being hereinafter called the "Commencement Date"): (1) January 1, 1998 or; (2) the date on which Tenant shall first open the Premises for business with the public. 'Me Tenn (defined herein) shall be for a period of ten (10) years from the Commencement Date, plus the period, if any, between the Commencement Date, if it falls on a day other than the first day of the month, and the first day of the first full calendar month in the Original Tenn. 'Me expected date of delivery of possession to Tenant is the date of execution of the Lease.

C.       Fixed Minimum Rent.                SEE RIDER.

     Tenant shall pay to Landlord a guaranteed annual minimum rent ("Fixed Minimum Rent") for of the following periods during the Term as follows:

                    TIME PERIQD        ANNUAL          MONTHLY        RATE PER
                                       AMOUNT          AMOUNT        SQUARE FOOT
Lease Years 1-5                      $20,520.00      $1,710.00         $45.00
Lease Years 6-10                     $22,800-00      $1,900.00         $50.00

     Each such installment of Fixed Minimum Rent shall be due and payable on or before the first day of each calendar month in the Original Term, in advance, at the office of Agent or at such place as may be designated by Landlord from time to time, without any prior demand therefor and without any deduction or setoff whatsoever, the first installment to be paid on the Commencement Date whether or not the Commencement Date is the first day of a calendar month. In the event that the Commencement Date of




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the Term shall be a day other than the first day of a calendar  month,  Tenant's first payment of Fixed Minimum Rent shall be prorated for the fractional month between the Commencement Date and the first day of the first full calendar month in the Term, on a per them basis (calculated on a thirty (30) day month). Landlord may accept any payment by Tenant of a lesser amount than shall be due from Tenant without prejudice to any rights or remedies which Landlord may have against Tenant. Any endorsement or statement on any check accepted by Landlord, or any statement in correspondence accompanying such check, that acceptance of such lesser amount is payment in full, shall be given no effect. All rent shall be paid in United States currency and shall, if other than cash, be drawn on a United States bank.

D. Percentage Rent.                 SEE RIDER.

     In addition to the Fixed Minimum Rent as aforesaid, Tenant, in accordance with Section 2.1 of the Lease, shall pay to Landlord, as Additional Rent (defined herein) hereunder ("Percentage Rent"), and as part of the consideration of the aforesaid demise, for each Lease Year (defined herein) in the Original Term a sum equal to Eight percent (8%) of that portion of Gross Sales (as defined in Section 2.2 of the Lease) during each Lease Year which is in excess of the applicable Percentage Rent Gross Sales Base. The Percentage Rent Gross Sales Base for the following periods within each Lease Year shall be:


TIME PERIOD                                          PERCENTAGER.ENT GROSS SALE
                                                     BASE
Lease Years 1-5                                      $342,000.00
Lease Years 6-10                                     $380,000.00

E.       Use of Premises.

     Subject to the provisions of Article 5 of the Lease, Tenant shall use the Premises solely for the purpose of conducting the business of: the operation of a 1950's style diner offering burgers, french fries, sandwiches, ice cream sundaes, menu attached hereto as Exhibit C.

F.       Hours of Operation.

     The present hours of operation of the Project during which Tenant must have the Premises open for business with the public (subject to adjustment by Landlord as set forth in Section 5.1) are:

     Food Court Tenant

     Monday through Thursday: 10:00 A.M. to 10:00 P.M.

     Friday and Saturday: 10:00 A.M. to 12:00 Midnight

     Sunday: 12:00 Noon to 10:00 P.M.

G.       Intentionally Deleted.

H.       Taxes.

     In accordance with and subject to the adjustments set forth in Section 3.1 of the Lease, for each "Tax Year" (as defined in said Section) during the Original Term, Tenant shall pay Landlord on account

                                       -3-

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of Tenant's share of any "Taxes" (as defined in such Section), the annual amount of Four Dollars and Fifty Cents ($4.50) multiplied by the number of square feet of floor area contained within the Premises. The dollar amount set forth herein is an initial estimate only.

I.       Operating Costs.

     In accordance with and subject to the adjustments set forth in Section 7.3 of the Lease, for each "Accounting Period" (as defined in said Section) during the Original Term, Tenant shall pay Landlord on account of Tenant's share of "Operating Costs" (as therein defined), the annual amount equal to the greater of Seven Hundred Fifty dollars ($750.00) or Five Dollars and Fifty Seven Cents ($5.57) multiplied by the number of square feet of floor area contained within the Premises. Ile dollar amount set forth herein is an initial estimate only.

J.       Promotion Fund.

     In accordance with and subject to the adjustments set forth in Article 15 of the -Lease, for each year during the Original Term, Tenant shall pay to Landlord for the Promotion Fund the annual amount of (a)

     Two Dollars ($2.00) multiplied by the number of square feet of floor area contained within the Premises.

K.       Intentionally Deleted.

L.       Remodeling.

     In accordance with the provisions of Section 4.2 of the Lease, Tenant shall remodel the e Premises not later than January 1, 1998.

M.       Security Deposit.

     Tenant, contemporaneously with the execution of this Indenture of Lease, has deposited with Landlord the sum of One Thousand Seven Hundred Ten Dollars., ($1.7 10.00) receipt of which is hereby acknowledged by Landlord, which deposit is now the property of the Landlord and is to be held as security for the faithful performance by Tenant of all of the tern s, covenants and conditions of this Lease by said Tenant to be kept and performed during the Term, subject to
Article 20 of the Lease.

N.       Lease Documents.

     In addition to the Indenture of Lease and the Lease Agreement consisting of _ pages, the following are attached to the Lease and are hereby incorporated in and made part of the Lease as fully as though set forth at length in the Lease Rider, if any, and the following Exhibits:

         Exhibit "A" - Site Plan of Project

         Exhibit "B" - Food Court Exhibit

         Exhibit "C" - Menu

         Rider



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     IN WITNESS  WHEREOF,  the parties  hereto,  intending  to be legally  bound hereby, have caused this Lease to be duly executed the day and year first above written.

                                                  LANDLORD:

                                                  THE TRUSTEES OF THE UNIVERSITY

                                                  OF PENNSYLVANIA

         ATTEST:



         __________________________               BY:      _____________________

         Assistant Secretary                                Vice President



                                                  TENANT:

                                                  EAT AT JOE'S U. OF P., INC.,

                                                  t/a EAT AT JOES



         ATTEST:





         _________________________                BY: ________________________



         Secretary                                    President